UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning March 2, 2022, Thomas P. Keating, Senior Vice President and Chief Financial Officer of BCB Bancorp, Inc. (the “Company”), and the principal financial officer and principal accounting officer for the Company, will commence a leave of absence for personal reasons. The Company’s Board of Directors has designated Karen Duran, CPA, Chief Accounting Officer, to serve as the interim principal financial officer and principal accounting officer for the Company during Mr. Keating’s leave.

Ms. Duran, 53, has been in the banking industry for over 30 years. She has been with the Company since 2010, serving most recently as Vice President and Chief Accounting Officer. Prior to this, she served for over 23 years in various capacities at Pamrapo Savings Bank, where she ended her tenure as Controller. She currently serves as Treasurer of the Bayonne Education Foundation. Ms. Duran earned a Bachelor’s of Science degree in Accounting from St. John’s University and received her CPA designation from the State of New Jersey in 1997.

There are no arrangements or understandings between Ms. Duran, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Duran was selected as interim principal financial officer and principal accounting officer. There are no related-party transactions between the Company and Ms. Duran (or any of her immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Duran does not have any family relationships with any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: March 2, 2022	By:	/s/ Ryan Blake
Ryan Blake
Senior Vice President, Chief Operating Officer
(Duly Authorized Representative)

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